SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                      ____________________
                            Form S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                      ____________________

                    THE DOW CHEMICAL COMPANY
                    (a Delaware corporation)
              Executive Offices -- 2030 Dow Center
                     Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of issuer)

          I.R.S. Employer Identification No. 38-1285128
                      ____________________

                    THE DOW CHEMICAL COMPANY
                     ELECTIVE DEFERRAL PLAN
                    (Full title of the plan)
                      ____________________

                          JOHN SCRIVEN
          Vice President, General Counsel and Secretary
                    THE DOW CHEMICAL COMPANY
                         2030 Dow Center
                     Midland, Michigan 48674

             (Name and address of agent for service)

                   Telephone:  (517) 636-1000
                      ____________________

                 CALCULATION OF REGISTRATION FEE


     Title                     Proposed     Proposed
 of securities    Amount to    maximum       maximum           Amount of
     to be            be       offering     aggregate         registration
  registered      registered   price        offering              fee
                                 per         price
                                share
 Deferred      $100,000,000.00   N/A      $100,000,000.00     $27,800.00
 Compensation
 and Matching
 Contributions
 by The Dow
 Chemical
 Company

                             PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

  The  following documents heretofore filed by The  Dow  Chemical
Company ("Dow") with the Securities and Exchange Commission  (the
"Commission") are incorporated herein by this reference:

  (a)Dow's Annual Report on Form 10-K for the year ended December 31, 1998 (The consolidated financial statements and financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

  (b)Dow's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, and
Dow's  Current  Reports on Form 8-K filed with the Commission  on
August 4, 1999, October 22, 1999 and November 15, 1999.

  All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

  The Dow Chemical Company Elective Deferral Plan (the "Plan") provides designated Dow employees ("Participant(s)") with an opportunity to defer a portion of their compensation and accumulate tax-deferred earnings thereon. A brief description of certain aspects of the Plan follows (The official provisions of the Plan are contained in the Plan Document, which controls in the event of a discrepancy):

     (a) The Plan allows a Participant to defer a portion of his or her pre-tax salary and performance awards. The amount deferred will be credited to that Participant's account, and earnings based on one of two methods selected by the Participants will accumulate thereon on a tax-deferred basis.

     (b)    Deferrals   are   eligible   for   partial   matching
contributions by Dow.

     (c) Benefits from the Plan may be received while the Participant is employed at Dow or at retirement in a lump sum or in monthly payments up to 15 years. Upon death, any such benefits not previously paid out will be paid to a designated beneficiary. Income taxes on deferred amounts, including earnings thereon, will not be required to be paid until such benefits are paid to the Participant or his or her beneficiary.

    (d) Each Participant is an unsecured general creditor of Dow with respect to his or her own Plan benefits. Benefits are payable solely from Dow's general assets, and are subject to the risk of corporate insolvency. Each Participant's deferred compensation will be mingled with the general funds of Dow and may therefore be subject to a lien or security interest of other creditors.

     (e) The total amount of securities being registered pursuant to this registration statement is $100,000,000.

     (f) Dow reserves the right to amend or partially or completely terminate the Plan, provided that such amendment or termination does not result in any reduction of a Participant's account balance, including previous earnings or losses, as of the date of such amendment or termination.

     (g) Dow has appointed the Retirement Board to assist in administering the Plan. The Retirement Board has the right to interpret the Plan and determine all other matters that might arise under the terms and conditions of the Plan. Its decisions are final and binding on all Participants.

Item 6.  INDEMNIFICATION OF OFFICERS

     Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer or employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.  EXHIBITS

Exhibit No.         Description of Exhibit

       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1998
                    incorporated herein by this
                    reference.

        23          Independent Auditors'
                    Consent.

        24          Power of Attorney.

Item 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii)  To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided,   however,  that  paragraphs  (a)(1)(i)   and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)    To   remove   from  registration  by   means   of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, and the State of Michigan on November 15, 1999.

                              THE DOW CHEMICAL COMPANY
                                        (Registrant)
                              By:  /S/ J. PEDRO REINHARD
                              J. Pedro Reinhard
                              Executive Vice President and
                              Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   A. A. ALLEMANG*      Director and Vice
   A. A. Allemang       President

   J. K. BARTON*        Director
   J. K. Barton

   D. T. BUZZELLI*      Director
   D. T. Buzzelli

   A. J. CARBONE*       Director and Executive
   A. J. Carbone        Vice President

   J. C. DANFORTH*      Director
   J. C. Danforth

   W. D. DAVIS*         Director
   W. D. Davis

   E. C. FALLA*         Director
   E. C. Falla

   B. H. FRANKLIN*      Director
   B. H. Franklin

   A. D. GILMOUR*       Director
   A. D. Gilmour

   G. M. LYNCH*        Vice President and
   G. M. Lynch         Controller

   M. D. PARKER*       Director and Executive
   M. D. Parker        Vice President

   F. P. POPOFF*       Director and Chairman
   F. P. Popoff        of the Board

   J. P. REINHARD*     Director, Executive Vice
   J. P. Reinhard      President and
                       Chief Financial Officer

   H. T. SHAPIRO*      Director
   H. T. Shapiro

   W. S. STAVROPOULOS* Director, President and
   W. S. Stavropoulos  Chief Executive Officer

   P. G. STERN*        Director
   P. G. Stern


*By:  /S/ J. PEDRO REINHARD
   J. Pedro Reinhard, attorney-in-fact

Dated:  November 15, 1999


                       EXHIBIT INDEX

Exhibit No.         Description of Exhibit        Page
                                                  Number
       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1998
                    incorporated herein by this
                    reference.

        23          Independent Auditors'             9
                    Consent.

        24          Power of Attorney.              10-11